UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	December 14, 2005
Date of earliest event reported:	December 8, 2005

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to 2003 Director Stock Compensation Plan

On December 8, 2005, the executive compensation committee of the board of directors amended the OfficeMax Incorporated 2003 Director Stock Compensation Plan (the “Plan”) to state that the purchase price per share for any option issued under the Plan will be the fair market value of the share on the date of grant.  Previously, the Plan allowed for the issuance of options with a discounted purchase price.  This amendment is intended to bring the Plan into compliance with Section 409A of the Internal Revenue Code.  The resolution effecting the amendment is attached hereto as Exhibit 99.1 to this Report and incorporated by reference herein.

Director Compensation

On December 8, 2005, the governance and nominating committee of the board of directors determined that non-employee directors of OfficeMax Incorporated (“OfficeMax”) will be able to choose to receive some or all of their cash compensation (meeting and retainer fees) in 2006 in any of the following forms: (1) current cash, (2) cash on a deferred basis under the Directors Deferred Compensation Plan, (3) stock options under the Director Stock Compensation Plan granted at fair market value under the Plan; or (4) restricted stock units under the 2003 OfficeMax Incentive and Performance Plan.

Amendment to OfficeMax Incorporated Executive Savings Deferral Plan

On December 8, 2005, the executive compensation committee of the board of directors amended the OfficeMax Incorporated Executive Savings Deferral Plan (“ESDP”) to bring the plan into compliance with Section 409A of the Internal Revenue Code, to better coordinate the ESDP with the Company’s qualified 401(k) plan, to provide for discretionary employer contributions, to limit the ability to amend the ESDP following a change in control, and to allow participants to receive distributions from the ESDP if they incur an unforeseeable financial emergency as defined in the ESDP.  A copy of the amendment is attached hereto as Exhibit 99.2 to this Report and incorporated by reference herein.

Amendment to 2003 OfficeMax Incentive and Performance Plan and Additional Plans

On December 8 and 9, 2005, the executive compensation committee of the board of directors and the board of directors amended the 2003 OfficeMax Incentive and Performance Plan, the OfficeMax Incorporated Corporate Leadership Incentive Plan and all of the short-term incentive plans of OfficeMax to reflect OfficeMax’s intent that payment of awards under such plans generally shall be made no later than the later of (i) 2½ months from the end of the participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture or (ii) 2½ months from the end of the employer’s year in which the amount is no longer subject to a substantial risk of forfeiture. The change was made pursuant to proposed IRS regulations under Section 409A.  Under those rules, a 20% penalty otherwise imposed on payments delayed more than 2½ months after the end of the performance period can be avoided if the relevant plan document contains a specified payment date and if payments were delayed because it was administratively impracticable to make the payment by the end of the applicable 2½ month period, provided that payments are made as soon as reasonably practicable.  The resolution effecting the amendment is attached hereto as Exhibit 99.3 to this Report and incorporated by reference herein.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 8, 2005, Ward W. Woods submitted a letter of resignation from the OfficeMax Incorporated (“OfficeMax”) board of directors, effective December 31, 2005.

In connection with Mr. Woods’ resignation from the board, the size of the board was reduced to twelve members.

Further information about Mr. Woods and his resignation is included in OfficeMax’s news release issued on December 9, 2005, which is attached as Exhibit 99.4 to this Report and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit 99.1            OfficeMax Incorporated Resolution

Exhibit 99.2            Amendment to OfficeMax Incorporated Executive Savings Deferral Plan

Exhibit 99.3            OfficeMax Incorporated Resolution

Exhibit 99.4            OfficeMax Incorporated News Release dated December 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2005

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General
Counsel

EXHIBIT INDEX

Number	Description
99.1	OfficeMax Incorporated Resolution

99.2	Amendment to OfficeMax Incorporated Executive Savings Deferral Plan

99.3	OfficeMax Incorporated Resolution

99.4	OfficeMax Incorporated News Release dated December 9, 2005